Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
SPACE EXPLORATION TECHNOLOGIES CORP.
AS OF JUNE 15, 2026

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3.1	Powers.	18

3.2	Number Of Directors.	18

3.3	Election, Qualification And Term Of Office Of Directors.	18

3.4	Resignations And Vacancies.	18

3.5	Place Of Meetings; Meetings By Telephone.	19

3.6	Regular Meetings.	19

3.7	Special Meetings; Notice.	19

3.8	Quorum.	20

3.9	Board Action By Written Consent Without A Meeting.	20

3.10	Fees And Compensation Of Directors.	20

3.11	Chairman Of The Board.	20

3.12	Removal Of Directors.	21

3.13	Presumption Of Assent.	21

Article IV COMMITTEES		21

4.1	Committees Of Directors.	21

4.2	Committee Minutes.	22

4.3	Meetings And Action Of Committees.	22

4.4	Subcommittees.	22

Article V OFFICERS		22

5.1	Generally.	22

5.2	Removal And Resignation Of Officers.	23

5.3	Vacancies In Offices.	23

5.4	Chief Executive Officer.	23

5.5	President.	24

5.6	Vice Presidents.	24

5.7	Secretary.	24

5.8	Assistant Secretary.	25

5.9	Chief Financial Officer.	25

5.10	Representation Of Shares Of Other Corporations.	25

5.11	Checks.	25

5.12	Execution Of Corporate Contracts And Instruments.	25

5.13	Authority And Duties Of Officers.	26

5.14	Compensation.	26

Article VI STOCK		26

6.1	Stock Certificates; No Partly Paid Shares.	26

6.2	Special Designation On Certificates.	26

6.3	Lost, Stolen Or Destroyed Certificates.	27

6.4	Dividends.	27

6.5	Registration Of Transfers.	27

6.6	Stock Transfer Agreements.	28

6.7	Registered Shareholders.	28

Article VII MANNER OF GIVING NOTICE AND WAIVER		28

7.1	General.	28

7.2	Waiver Of Notice.	29

7.3	Omission Of Notice To Shareholders.	29

Article VIII INDEMNIFICATION		30

8.1	Indemnification Of Directors And Officers.	30

8.2	Successful Defense.	31

8.3	Indemnification Of Others.	31

8.4	Advance Payment Of Expenses.	31

8.5	Limitation On Indemnification.	32

8.6	Claim For Indemnification Or Expense Advancement.	32

8.7	Non-Exclusivity Of Rights.	33

8.8	Insurance.	33

8.9	Survival.	33

8.10	Effect Of Repeal Or Modification.	33

8.11	Certain Definitions.	33

Article IX GENERAL MATTERS		34

9.1	Fiscal Year.	34

9.2	Seal.	34

9.3	Construction; Definitions.	34

9.4	Election To Be Governed By Section 21.419 Of The Texas Business Organizations Code; Derivative Proceedings.	35

9.5	Election To Be Governed By Section 21.373 Of The Texas Business Organizations Code; Shareholder Proposals.	35

Article X EXCLUSIVE FORUM AND VENUE AND ARBITRATION; JURY TRIAL WAIVER		35

Article XI AMENDMENTS		39

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AMENDED AND RESTATED BYLAWS
OF
SPACE EXPLORATION TECHNOLOGIES CORP.
ARTICLE I
CORPORATE OFFICES
1.1    Registered Office.
The registered office of Space Exploration Technologies Corp. (the “corporation”) shall be fixed in the corporation’s certificate of formation. References in these bylaws to the “certificate of formation” shall mean the certificate of formation of the corporation, as amended and/or restated from time to time, including the terms of any statement of designations of any series of Preferred Stock, as filed with the Texas Secretary of State.
1.2    Other Offices.
The corporation’s board of directors (the “Board of Directors” or the “Board”) may at any time establish other offices at any place or places where the corporation is qualified to do business.
ARTICLE II
MEETINGS OF SHAREHOLDERS
2.1    Place Of Meetings.
Meetings of shareholders shall be held at any place, within or outside the State of Texas, designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of shareholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 6.002(a) of the Texas Business Organizations Code (the “TBOC”). In the absence of any such designation, shareholders’ meetings shall be held at the corporation’s principal executive office. To the extent permitted by the TBOC, the Board of Directors may postpone or reschedule any previously scheduled meeting of shareholders at any time, before or after the notice for such meeting has been given to the shareholders.
2.2    Annual Meeting.
Unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of shareholders shall be held for the election of directors and for the transaction of such other business as may properly come before the meeting, at such date and time as may be designated by resolution of the Board of Directors from time to time.

2.3    Special Meeting.
(a)    Except as otherwise required by law and subject to the terms of the certificate of formation and these bylaws (as the same may be amended and/or restated from time to time, the “bylaws”), a special meeting of the shareholders may only be called in the manner provided in the certificate of formation. The notice of a special meeting shall include the purpose for which the meeting is called. Only such business will be conducted at a special meeting of shareholders as has been brought before the special meeting pursuant to the notice of such meeting.
(b)    Any shareholder or shareholders seeking to request a special meeting shall first request that the Board of Directors fix a record date to determine the shareholders entitled to request a special meeting (the “ownership record date”) by delivering notice in writing to the secretary of the corporation (the “Secretary”) at the principal executive office of the corporation (the “record date request notice”). The record date request notice shall contain information about the class or series and number of shares of stock of the corporation that are owned of record and beneficially by the requesting shareholders and state the business proposed to be acted upon at the meeting. Upon receiving a record date request notice, the Board of Directors may set an ownership record date. Notwithstanding any other provision of these bylaws, the ownership record date shall not precede the date upon which the resolution fixing the ownership record date is adopted by the Board of Directors, and shall not be more than ten (10) days after the close of business (as defined in Section 2.5(c)(iii) below) on the date upon which the resolution fixing the ownership record date is adopted by the Board of Directors. If the Board of Directors, within ten (10) days after the date upon which a valid record date request notice is received by the Secretary, does not adopt a resolution fixing the ownership record date, the ownership record date shall be the close of business on the tenth (10th) day after the date upon which a valid record date request notice is received by the Secretary (or, if such tenth (10th) day is not a business day, the first business day thereafter). The Board of Directors shall have the power to declare that a record date request was not provided in accordance with this Section 2.3(b).
(c)    In order for a shareholder-requested special meeting to be called by the Secretary, one or more written requests for a special meeting (each a “special meeting request”) signed by one or more shareholders (or their duly authorized agents) who own, as of the ownership record date, at least the Requisite Percent (as defined below), shall be delivered to the Secretary. To satisfy the Requisite Percent, each shareholder must beneficially own (as defined in Section 2.5(c)(iii) below) such shares. A special meeting request shall: (i) state the business (including the identity of nominees for election as a director, if any) proposed to be acted upon at the meeting, which shall be limited to the business set forth in the applicable record date request notice received by the Secretary; (ii) bear the date of signature of each such shareholder (or duly authorized agent) submitting the special meeting request; (iii) set forth the name and address of each shareholder submitting the special meeting request; (iv) contain the information required by Section 2.4, if applicable, and Section 2.5 below with respect to any director nominations or other business proposed to be presented at the special meeting, and as to each shareholder requesting the special meeting and each other person (including any beneficial owner of shares)

on whose behalf the shareholder is acting, other than shareholders or other persons who have provided such request solely in response to any form of public solicitation for such requests, and any additional information as may be required by Section 2.4 below; (v) include documentary evidence that the requesting shareholders own the Requisite Percent as of the ownership record date; provided, however, that if the requesting shareholders are not the beneficial owners of the shares representing the Requisite Percent, then to be valid, the special meeting request must also include documentary evidence of the number of shares beneficially owned by the beneficial owners on whose behalf the special meeting request is made as of the ownership record date; and (vi) be delivered to the Secretary at the principal executive office of the corporation, by hand or by certified or registered mail, return receipt requested, within sixty (60) days after the ownership record date. The requesting shareholders shall update and supplement the special meeting request with information that is current as of the record date for determining the shareholders entitled to vote at the special meeting and shall notify the Secretary of any such updated and supplemented special meeting request within five (5) business days after such record date. In addition, the requesting shareholders and each other person (including any beneficial owner) on whose behalf the requesting shareholders are acting, shall provide such other information as the corporation may reasonably request within ten (10) business days of such a request. “Requisite Percent” means the minimum percentage of the corporation’s outstanding shares of capital stock entitled to vote at the proposed special meeting as specified in the certificate of formation or, in the absence of such specification in the certificate of formation, as provided in the TBOC.
(d)    After receiving a special meeting request, the Board of Directors shall determine in good faith whether the shareholders requesting the special meeting have satisfied the requirements set forth in these bylaws for calling a special meeting of shareholders, and the corporation shall notify the requesting shareholders of the Board’s determination about whether the special meeting request is valid. If the Board of Directors determines that the special meeting request is valid, the Board of Directors shall fix the date, time and place, if any, of the special meeting, which date shall not be more than ninety (90) days after the date on which the Board of Directors fixes the date of the special meeting. The record date for the special meeting shall be fixed by the Board of Directors as set forth in Section 2.11 below.
(e)    A special meeting request shall not be valid, and the corporation shall not call a special meeting, if: (i) the special meeting request relates to an item of business that is not a proper subject for shareholder action under, or that involves a violation of, applicable law; (ii) an item of business that is the same as, or substantially similar to (as determined in good faith by the Board of Directors), the proposed business described in the special meeting request that was presented at a meeting of shareholders occurring within ninety (90) days preceding the earliest date of signature on the special meeting request; (iii) the special meeting request is delivered during the period commencing ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of shareholders and ending on the date of the next annual meeting of shareholders; (iv) the Board of Directors has called or calls for an annual meeting of shareholders to be held within ninety (90) days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the request; or (v) the special meeting request does not comply with the requirements of this Section 2.3. For purposes of this Section 2.3(e), the 2026 annual meeting of shareholders shall be deemed to have been held on June 19, 2026.
(f)    Any shareholders who submitted a special meeting request may revoke their written request by written revocation delivered to the Secretary at the principal executive office of the corporation at any time prior to the shareholder-requested special meeting. A special meeting request shall be deemed revoked (and any meeting scheduled in response may be cancelled) if the shareholders submitting the special meeting request, and any beneficial owners on whose behalf they are acting (as applicable), do not continue to beneficially own shares of the corporation representing at least the Requisite Percent at all times between the date the record date request notice is received by the corporation and the date of the applicable shareholder-requested special meeting, and the requesting shareholders shall promptly notify the Secretary of any decrease in ownership of shares of stock of the corporation that results in such a revocation. If, as a result of any revocations, there are no longer valid unrevoked written requests from shareholders who beneficially own shares of the corporation representing at least the Requisite Percent, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.
(g)    Business transacted at a shareholder-requested special meeting shall be limited to: (i) the business stated in the valid special meeting request received from shareholders who beneficially own shares of the corporation representing at least the Requisite Percent; and (ii) any additional business that the Board of Directors determines to include in the corporation’s notice of meeting. If none of the shareholders who submitted the special meeting request (or their qualified representatives, as defined in Section 2.5(c)) appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the special meeting request, the corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies and votes in respect of such matter may have been received by the corporation.
2.4    Submission Of Information Regarding Director Nominees.
(a)    As to each person whom a shareholder proposes to nominate for election or reelection as a director of the corporation pursuant to Section 2.5, such shareholder must deliver to the Secretary at the principal executive office of the corporation the following information:
(i)    a written representation and agreement (in the form to be provided by the Secretary (or his or her designee) upon written request of any shareholder of record within five (5) business days following a request therefor), which shall be signed by the person proposed to be nominated and pursuant to which such person shall represent and agree that such person: (A) consents to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected, and currently intends to serve as a director for the full term for which such person is standing for election; (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a director, will act or vote on any issue or question, except as disclosed in such representation and agreement; or (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s duties to the corporation under applicable law; (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee, except as disclosed in such representation and agreement; and (D) if elected as a director, will comply with all of the corporation’s corporate governance policies and guidelines related to conflicts of interest, confidentiality, stock ownership and trading policies and guidelines, and any other policies and guidelines applicable to directors (which will be provided by the Secretary (or his or her designee) to such person within five (5) business days following a request therefor); and
(ii)    fully completed and signed questionnaire(s) prepared by the corporation, with respect to such proposed nominee(s), including any questionnaires and/or representations required by the International Traffic in Arms Regulations, in the form to be provided by the Secretary (or his or her designee) to such director nominee within five (5) business days following a request therefor (the “Questionnaire(s)”).
(b)    A proposed nominee for election or reelection as a director of the corporation pursuant to Section 2.5 will provide to the corporation such other information as the corporation may reasonably request, including such information reasonably necessary for the corporation to determine whether such proposed nominee will satisfy any qualifications, requirements or standards imposed by the certificate of formation or these bylaws, any law, rule, regulation or listing standard that may be applicable to the corporation, or relevant to a determination whether such person can be considered to be an independent director of the corporation under the applicable stock exchange listing rules.
(c)    If a shareholder has submitted notice of an intent to nominate a candidate for election or reelection as a director pursuant to Section 2.5, all written and signed representations and agreements and all fully completed and signed Questionnaires described in Section 2.4(a) above shall be provided to the corporation at the same time as such notice, and the additional information described in Section 2.4(b) above shall be provided to the corporation promptly upon request by the corporation, but in any event within five (5) business days after such request (or by the day prior to the day of the annual meeting, if earlier). All information provided pursuant to this Section 2.4 shall be deemed part of the shareholder’s notice submitted pursuant to Section 2.5.
2.5    Notice Of Shareholder Business And Nominations.
(a)    Annual Meeting.
(i)    Nominations of persons for election to the Board of Directors and any proposal of other business to be considered by the shareholders at an annual meeting of shareholders may be made only: (A) pursuant to the corporation’s notice of meeting (or any supplement thereto); (B) by or at the direction of the Board of Directors (or any authorized committee thereof); (C) by or at the direction of the Founder and his Permitted Transferees (in each case, as such terms are defined in the certificate of formation); or (D) by any shareholder or group of shareholders of the corporation who are shareholders of record at the time the notice provided for in this Section 2.5 is delivered to the Secretary and through the meeting date, who (1) are entitled to vote on such nomination or the proposal of business, as applicable, at the meeting, (2) comply with the notice procedures set forth in this Section 2.5(a) and (3) as applicable, are eligible to submit a proposal (as determined pursuant to Section 9.5 of Article IX of these bylaws). For the avoidance of doubt, the foregoing clauses (C) and (D) shall be the exclusive means for a shareholder or group of shareholders to make director nominations or propose other business at an annual meeting of shareholders. All references to “shareholder” in the following provisions of this Section 2.5 shall be construed to include also any group of shareholders, as applicable.
(ii)    For director nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (D) of the foregoing paragraph, the shareholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than director nominations, such business must be a proper subject for shareholder action under applicable law. To be timely, a shareholder’s notice must be delivered to the Secretary at the principal executive office of the corporation not earlier than the close of business (as defined in Section 2.5(c)(iii) below) on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, or if no annual meeting was held (or deemed to have been held) in the preceding year, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement (as defined in Section 2.5(c)(iii) below) of the date of such meeting is first made by the corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to shareholders or a public announcement of the meeting date has already been made, or a public announcement of the foregoing, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. A shareholder’s notice given in accordance with this Section 2.5 must contain the names of only the nominees for whom such shareholder (or beneficial owner, if any) intends to solicit proxies. For the avoidance of doubt, the number of nominees that a shareholder may nominate for election at the annual meeting (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees that a shareholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. For purposes of this Section 2.5, the 2026 annual meeting of shareholders shall be deemed to have been held on June 19, 2026. Such shareholder’s notice shall set forth:
(A)    as to each person whom the shareholder proposes to nominate for election or reelection as a director: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (2) the information and documents required to be submitted regarding nominees pursuant to Section 2.4 within the time periods specified in Section 2.4;
(B)    as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such shareholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made, and if such shareholder or beneficial owner is an entity, any related person (as defined below);
(C)    as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the director nomination is made or the other business is proposed:
(1)    the name and address of such shareholder, as they appear on the corporation’s share transfer records, and the name and address of such beneficial owner;
(2)    the class or series and number of shares of stock of the corporation that are owned of record by such shareholder and such beneficial owner as of the date of the notice, and a representation that the shareholder will notify the corporation in writing within five (5) business days after the record date for such meeting of the class or series and number of shares of stock of the corporation owned of record by the shareholder and such beneficial owner as of the record date for the meeting;
(3)    in the case of a proposal of business other than director nominations, (x) a representation and covenant that the shareholder and the beneficial owner, if any, (i) hold an amount of voting shares (as defined in Section 21.373(a) of the TBOC) of the corporation, determined as of the date of submission of the shareholder’s notice to the corporation of the proposal, equal to at least $1 million in market value, or three percent (3%) of the corporation’s voting shares, and (ii) have held and will hold the shares described in the preceding clause for a continuous period of at least six (6) months before the date of the shareholders meeting and through the entire duration of the shareholders meeting, and (y) documentary evidence that the shareholder and beneficial owner, if any, satisfy and have satisfied the minimum standards for the voting shares holding amount and holding period that are set forth in clause (x); and
(4)    a representation that the shareholder is a holder of record of shares of stock of the corporation entitled to vote at such meeting and that the shareholder (or a qualified representative of the shareholder) intends to appear at the meeting to make such nomination or propose such business; and

(D)    as to the shareholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the director nomination is made or the other business is proposed, as to such beneficial owner, and if such shareholder or beneficial owner is an entity, as to each individual who is a director, executive officer (as defined in Rule 3b-7 under the Exchange Act regardless of whether the corporation is a publicly listed corporation), general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “related person”):
(1)    the class or series and number of shares of stock of the corporation that are beneficially owned (as defined in Section 2.5(c)(iii) below) by such shareholder or beneficial owner and by any related person as of the date of the notice, and a representation that the shareholder will notify the corporation in writing within five (5) business days after the record date for such meeting of the class or series and number of shares of stock of the corporation beneficially owned by such shareholder or beneficial owner and by any related person as of such record date for the meeting;
(2)    a description of (x) any plans or proposals that such shareholder, beneficial owner, if any, or related person may have with respect to securities of the corporation that would be required to be disclosed pursuant to Item 4 of Schedule 13D under the Exchange Act and (y) any agreement, arrangement or understanding with respect to the director nomination or other proposed business between or among such shareholder, beneficial owner, if any or related person and any other person, including, without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act, which description shall include, in addition to all other information, information identifying all parties thereto (in the case of either clause (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the shareholder will notify the corporation in writing within five (5) business days after the record date for such meeting of any such plans or proposals with respect to securities of the corporation or any such agreement, arrangement or understanding in effect as of such record date for the meeting;
(3)    a description (which description shall include, in addition to all other information, information identifying all parties thereto) of any instrument, agreement, arrangement or understanding (including, without limitation, any option, warrant, forward contract, swap, contract of sale or other derivative or similar agreement or short positions, profit interests, convertible securities, stock appreciation or similar rights, hedging or pledging transactions, voting rights, dividend rights and/or borrowed or loaned shares), whether the instrument, agreement, arrangement or understanding is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock, that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder, beneficial owner, if any, or related person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the corporation’s stock or maintain, increase or decrease the voting power of the shareholder, beneficial owner, if any or related person with respect to securities of the corporation, and a representation that the shareholder will notify the corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of such record date for the meeting;
(4)    any performance-related fees (other than an asset-based fee) to which such shareholder, beneficial owner, if any, or related person is directly or indirectly entitled based on any increase or decrease in the value of shares of the corporation or based on any instrument, agreement, arrangement or understanding under clause (a)(ii)(D)(3) of this Section 2.5 and a representation that the shareholder will notify the corporation in writing within five (5) business days after the record date for such meeting of any performance-related fees in effect as of such record date for the meeting;
(5)    a representation as to whether the shareholder, beneficial owner, if any, related person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such director nomination or other business proposal and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and (x) in the case of a proposal of business other than director nominations, whether such person or group intends to deliver a proxy statement and form of proxy through means satisfying each of the conditions that would be applicable to the corporation under either Rule 14a-16(a) under the Exchange Act or Rule 14a-16(n) under the Exchange Act to holders of shares representing at least sixty-seven percent (67%) of the voting power of the shares of the corporation’s stock entitled to vote on the proposal, and/or (y) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the voting power of the shares of the corporation’s stock entitled to vote generally in the election of directors (for purposes of this clause (5), the term “holders” shall include, in addition to shareholders of record, any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act);
(6)    a representation that promptly after soliciting the holders of the shares of the corporation’s stock referred to in the representation required under clause (a)(ii)(D)(5) of this Section 2.5, and in any event no later than the tenth (10th) day before such meeting of shareholders, such shareholder or beneficial owner will provide the corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the voting power of the shares of the corporation’s stock; and
(7)    any other information relating to such shareholder, beneficial owner or related person, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)    The obligation to update and supplement as set forth in Section 2.4, this Section 2.5 or any other section of these bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or under any other provision of these bylaws or enable or be deemed to permit a shareholder who has previously submitted notice hereunder or under any other provision of these bylaws to amend or update any director nomination or other business proposal or to submit any new director nomination or other business proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of shareholders.
(iv)    Notwithstanding anything in Section 2.5(a)(ii) above or Section 2.5(b) below to the contrary, a shareholder’s notice required by this Section 2.5 shall set forth a representation that the shareholder will notify the corporation in writing, within five (5) business days after the record date for determining the shareholders entitled to vote at the meeting, of updated and supplemented information required under this Section 2.5(a), and such information when provided to the corporation shall be current as of the record date for determining the shareholders entitled to vote at the meeting.
(v)    This Section 2.5 shall not apply to a proposal proposed to be made by a shareholder if the shareholder has notified the corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act, as the same may be amended and/or restated from time to time and is in effect, and such proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such meeting. For the avoidance of doubt, any such proposal shall remain subject to Section 9.5 of Article IX of these bylaws.
(vi)    Notwithstanding anything in this Section 2.5(a) to the contrary, (A) in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the corporation naming all of the nominees proposed by the Board of Directors to be elected at such meeting or specifying the size of the increased Board of Directors made by the corporation at least ten (10) days prior to the last day a shareholder may deliver a notice in accordance with Section 2.5(a)(ii) above, a shareholder’s notice required by this Section 2.5(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation; and (B) the foregoing provisions of this Section 2.5 or Section 2.4 shall not apply to the Founder or his Permitted Transferees (in each case, as such terms are defined in the certificate of formation).
(b)    Special Meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting: (i) by or at the direction of the Board of Directors (or any authorized committee thereof); (ii) the Founder or his Permitted Transferees (in each case, as such terms are defined in the certificate of formation); (iii) provided that the Board of Directors has determined that one or more directors are to be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time the notice provided for in this Section 2.5(b) is delivered to the Secretary, who is entitled to vote on the election of such director(s) at the meeting and who delivers a timely notice thereof in writing setting forth the information required by Section 2.5(a) above and provides the additional information required by Section 2.4 above; or (iv) in the case of a shareholder-requested special meeting, by any shareholder or shareholders of the corporation pursuant to Section 2.3. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder entitled to vote on such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the notice required by this Section 2.5(b) shall be delivered to the Secretary at the principal executive office of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the date on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the corporation. For the avoidance of doubt, the number of nominees a shareholder may nominate for election at the special meeting (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In no event shall an adjournment or recess of a special meeting, or a postponement of a special meeting for which notice of the meeting has already been given to shareholders or a public announcement of the meeting date has already been made, or a public announcement of the foregoing, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
(c)    General.
(i)    Except as otherwise required by law or the certificate of formation, only such persons who are nominated in accordance with the procedures set forth in Section 2.3 or this Section 2.5 shall be eligible to be elected at any meeting of shareholders of the corporation to serve as directors and only such other business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.5. Notwithstanding any other provisions of these bylaws, a shareholder (and any beneficial owner on whose behalf a director nomination is made or other business is proposed, and if such shareholder or beneficial owner is an entity, any related person) shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.5 and Section 2.3, as applicable; provided, however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to director nominations or proposals as to any other business to be considered pursuant to this Section 2.5 or Section 2.3. Except as otherwise provided by law, each of the Board of Directors, or at any meeting of shareholders, the Chairman of the Board or the chairman of the meeting (in each case, subject to the supervision, discretion and control of the Board of Directors) shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.5 (including whether a shareholder or beneficial owner provided all information and complied with all representations required under Section 2.4 or this Section 2.5, complied with Section 9.5 of Article IX (with respect to proposals of business other than nominations) or complied with the requirements of Rule 14a-19 under the Exchange Act). If any proposed nomination or other business is not in compliance with this Section 2.5 or Section 9.5 of Article IX (with respect to proposals other than nominations), including due to a failure to comply with the requirements of Rule 14a-19 under the Exchange Act, then except as otherwise required by law, the chairman of the meeting shall declare that such director nomination shall be disregarded or such other proposed business shall not be transacted, notwithstanding that proxies and votes in respect of any such nomination or other business may have been received by the corporation. In furtherance and not by way of limitation of the foregoing provisions of this Section 2.5, unless otherwise required by law, or otherwise determined by the Chairman of the Board, the chairman of the meeting or any other director or officer designated by the Board, (A) if the shareholder does not provide the information required under Section 2.4 or Section 2.5 to the corporation within the time frames specified herein or (B) if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a director nomination or other proposed business, any such nomination shall be disregarded or such other business shall not be transacted, notwithstanding that proxies and votes in respect of any such nomination or other business may have been received by the corporation.
(ii)    To be considered a qualified representative of a shareholder for purposes of these bylaws, a person must be a duly authorized officer, manager or partner of such shareholder or authorized by a writing executed by such shareholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five (5) business days before the meeting) stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders.
(iii)    For purposes of this Section 2.5, the “close of business” shall mean 5:00 p.m. local time at the principal executive office of the corporation on any calendar day, whether or not the day is a business day, and a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of this Section 2.5, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (B) the right to vote such shares, alone or in concert with others; and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(iv)    Nothing in this Section 2.5 or these bylaws shall be deemed to affect adversely any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of formation or any statement of resolutions of the Board of Directors establishing and fixing the powers, designations and rights of any series of Preferred Stock. Nothing in this Section 2.5 or these bylaws shall be deemed to limit the rights of the holders of the Class B Common Stock of the corporation arising under the certificate of formation to elect the Class B Directors (as defined in the certificate of formation).
(v)    Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.
2.6    Notice Of Shareholders’ Meetings.
Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given to each shareholder entitled to vote at such meeting as of the record date for determining the shareholders entitled to vote at the meeting, which notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the shareholders entitled to vote at the meeting, if such date is different from the record date for determining shareholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the TBOC, the certificate of formation or these bylaws, the written notice of any meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting.
2.7    Quorum.
Except as otherwise provided by law, the certificate of formation or these bylaws, at each meeting of shareholders, the presence in person or by proxy of the holders of shares of stock having a majority of the voting power that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or each of such classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that separate vote on that matter, except as otherwise provided by law, the certificate of formation or these bylaws. If a quorum is not present or represented at any meeting of the shareholders, then either (i) the chairman of the meeting, or (ii) the shareholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in accordance with Section 2.8 of these bylaws, until a quorum is present or represented.
2.8    Adjourned Meeting; Notice.
When a meeting is adjourned to another date, time or place (if any), unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the date, time and place (if any), thereof and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken or provided in any other manner permitted by the TBOC. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment, the Board of Directors shall fix a new record date for determining shareholders entitled to vote in accordance with Section 6.101 of the TBOC and Section 2.11 of these bylaws, the corporation shall give notice of the adjourned meeting to each shareholder of record entitled to vote at such adjourned meeting as of the record date fixed for determining shareholders entitled to vote at such adjourned meeting.
2.9    Conduct Of Business.
(a)    The chairman of any meeting of shareholders shall be designated by the Board of Directors; in the absence of such designation, the chief executive officer, the Chairman of the Board, if any (in the absence of the chief executive officer) or the president (in the absence of the chief executive officer and the Chairman of the Board), or in their absence any other executive officer of the corporation, shall serve as chairman of any meeting of shareholders. The Secretary shall act as Secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as Secretary of the meeting.
(b)    The date and time of opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of shareholders and the safety of those in attendance as, in the judgment of the chairman, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of shareholders, whether adopted by the Board of Directors or by the chairman of the meeting, may include, without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders entitled to vote at the meeting, their duly authorized and constituted proxies, qualified representatives (including rules around who qualifies as such) and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board of Directors, the chairman of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of shareholders. Unless and to the extent not otherwise determined by the Board of Directors and subject to Section 2.5(c) of these bylaws, the chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made, pursuant to Section 2.5(c)(i) of these bylaws, that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 2.5 of these bylaws), and if such chairman should so declare, such nomination shall be disregarded or such other business shall not be transacted or considered (and such nominee shall be disqualified from standing for election or reelection as a director). Unless and to the extent not otherwise determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
2.10    Voting.
The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of the certificate of formation and Section 2.11 of these bylaws, subject to the provisions of Section 6.153, Section 6.154, Section 6.155, Section 6.156, Section 6.157, Section 6.251 and Section 6.252 of the TBOC (relating to voting rights of entities, fiduciaries, receivers, pledgers and joint owners of stock and to voting trusts and other voting agreements).
Except as otherwise required by law, the certificate of formation or these bylaws, all matters, other than the election of directors, submitted for approval at a meeting of shareholders where a quorum is present, shall be approved by the affirmative vote of the holders of at least a majority of the voting power of the shares of the capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, provided, that where a separate vote by the holders of the shares of a class or series or classes or series is required, if a quorum of shares of such class or series or classes or series is present at the meeting, such act shall be approved by the affirmative vote of the holders of at least a majority of the voting power of the shares of such class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Notwithstanding the foregoing, except as otherwise required by law, the certificate of formation or these bylaws, directors shall be elected by a plurality of the votes cast by the holders entitled to vote on the election of directors. Where a separate vote by the shares of a class or series or classes or series of capital stock is required to elect one or more directors, such director or directors shall be elected by a plurality of the votes cast by the holders of the outstanding shares of such class or series or classes or series entitled to vote on the election of such director or directors, except as otherwise provided by law, the certificate of formation or these bylaws.
2.11    Record Dates.
In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.
If the Board of Directors does not so fix a record date:
(a)    The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(b)    Unless otherwise restricted by the certificate of formation, in order that the corporation may determine the shareholders entitled to express consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to express consent to corporate action without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken was delivered to the corporation in accordance with these bylaws. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to express consent to corporate action without a meeting, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(c)    Unless otherwise provided in these bylaws, the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, if such adjournment is for thirty (30) days or less; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
2.12    Proxies.
Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by an instrument in writing executed by the shareholder or by an electronic transmission permitted by law filed with the Secretary, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. Any form of electronic transmission, including telephonic transmission, by the shareholder, or a photographic, photostatic, pdf, facsimile or similar reproduction of a writing executed by the shareholder, is considered an execution in writing. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 21.368 and 21.369 of the TBOC.

2.13    List Of Shareholders Entitled To Vote.
The officer who has charge of the stock ledger of the corporation shall prepare and make, not later than the eleventh (11th) day before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting. The shareholder list shall be arranged in alphabetical order and show the address of each shareholder, the number of shares of each class and series registered in the name of each shareholder, the number of votes to which each shareholder is entitled if that number differs from the number of shares registered for such shareholder and such other information as required by the TBOC. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be kept on file at the registered office or principal executive office of the corporation for at least ten (10) days prior to the date of the applicable meeting, and shall be open to the examination of any shareholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic data system if the information required to gain access to such list is provided with the notice of the meeting, or (b) during regular business hours, at the corporation’s principal executive office. In the event that the corporation determines to make the list available on an electronic data system, the corporation will take reasonable steps to ensure that such information is available only to shareholders of the corporation. Such list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them.
2.14    Inspectors Of Election.
Before any meeting of shareholders, the Board of Directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.
Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed and designated shall (a) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each share, (b) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares of each series and class of capital stock of the corporation represented at the meeting and such inspector or inspectors’ count of all votes and ballots.
In determining the validity and counting of proxies and ballots cast at any meeting of shareholders of the corporation, the inspector or inspectors may consider such information as is permitted by applicable law. If there are three (3) inspectors of election, the decision, act or certificate of a majority of the inspectors is effective in all respects as the decision, act or certificate of all.

ARTICLE III
DIRECTORS
3.1    Powers.
Subject to the provisions of the TBOC and any limitations in the certificate of formation or these bylaws relating to action required to be approved by the shareholders or by the holders of the outstanding shares of any one or more classes or series of the capital stock of the corporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.
3.2    Number Of Directors.
The Board of Directors shall consist of one (1) or more members, each of whom shall be a natural person. Unless the certificate of formation fixes the number of directors, the number of directors shall be determined from time to time solely by resolution of the Board of Directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
3.3    Election, Qualification And Term Of Office Of Directors.
Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal. Directors need not be shareholders unless so required by the certificate of formation or these bylaws. The certificate of formation or these bylaws may prescribe other qualifications for directors. Each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal.
Elections of directors need not be by written ballot.
3.4    Resignations And Vacancies.
Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. A resignation is effective when the resignation is received by the corporation unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable.
Unless otherwise required by law or provided for or fixed pursuant to the certificate of formation or these bylaws, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only in the manner provided in and to the extent permitted under the certificate of formation.
3.5    Place Of Meetings; Meetings By Telephone.
The Board of Directors of the corporation may hold meetings, both regular and special, either within or outside the State of Texas. Unless otherwise restricted by the certificate of formation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
3.6    Regular Meetings.
Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution approved by the Board of Directors. Any and all business may be transacted at any regular meeting of the Board of Directors.
3.7    Special Meetings; Notice.
(a)    Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the chief executive officer or a majority of the directors then in office. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
(b)    Notice of the time and place of all special meetings of the Board of Directors shall be delivered personally or by telephone to each director or sent by first-class mail, electronic transmission, pdf or facsimile, addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally by facsimile, by pdf, by electronic transmission or by telephone, it shall be delivered at least twenty-four (24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.
3.8    Quorum.
At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of

Directors, except as may be otherwise specifically provided by statute or by the certificate of formation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.
3.9    Board Action By Written Consent Without A Meeting.
Unless otherwise restricted by the certificate of formation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.9 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee or subcommittee thereof, in the same paper or electronic form as the minutes are maintained.
3.10    Fees And Compensation Of Directors.
Unless otherwise restricted by the certificate of formation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
3.11    Chairman Of The Board.
Subject to the terms of the certificate of formation (including with respect to the rights of the Founder, as defined in the certificate of formation), the corporation may also have, if appointed by action of the Board of Directors in its discretion, a Chairman of the Board of Directors who may, if so determined by the Board, be considered an officer of the corporation. The Chairman of the Board shall have the powers and duties customarily and usually associated with the office of the chairperson of the board. Meetings of the Board of Directors shall be presided over by the Chairman of the Board or, in his or her absence, the chief executive officer (if separate and if also a director), or, in his or her absence, by the president (if also a director) or, in his or her absence, by another director designated by the Board of Directors.

3.12    Removal Of Directors.
Directors of the corporation may be removed from office only in the manner provided in and to the extent permitted in the certificate of formation.
3.13    Presumption Of Assent.
A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent or abstention to such action (i) with the person acting as the Secretary of the meeting before the adjournment thereof or (ii) within a reasonable time after the meeting has been adjourned, with the Secretary of the corporation in the manner otherwise required by Section 21.414(a)(3) of the TBOC. Such right to dissent or abstention shall not apply to a director who voted in favor of such action.
ARTICLE IV
COMMITTEES
4.1    Committees Of Directors.
The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the shareholders, any action or matter expressly required by the TBOC to be submitted to shareholders for approval, (ii) adopting, amending or repealing any bylaw of the corporation, or (iii) any other action or matter specified in Section 21.416(c) of the TBOC. Any designation of such committee and the delegation to such committee of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. The number of members on each committee may be increased or decreased from time to time by resolutions of the Board of Directors. Any member of any committee may be removed from such committee at any time by resolution of the Board of Directors. Any vacancy occurring on a committee will be filled by the Board of Directors.

4.2    Committee Minutes.
Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
4.3    Meetings And Action Of Committees.
Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 3.5 (Place Of Meetings; Meetings By Telephone), Section 3.6 (Regular Meetings), Section 3.7 (Special Meetings; Notice), Section 3.8 (Quorum), Section 3.9 (Board Action By Written Consent Without A Meeting) and Section 7.2 (Waiver Of Notice) of these bylaws, with such changes in the context of such provisions as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these bylaws.
4.4    Subcommittees.
Unless otherwise provided in the certificate of formation, these bylaws or the resolutions of the Board of Directors designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
ARTICLE V
OFFICERS
5.1    Generally.
The corporation shall have elected officers and may have appointed officers. The elected officers of the corporation shall be elected by the Board of Directors (“Elected Officers”) and shall consist of a president and a Secretary and may consist of a chief executive officer (subject to the Founder (as defined in the certificate of formation) rights under the certificate of formation), a chief financial officer and a treasurer. The Board of Directors may also elect such other officers as the Board of Directors determines to be Elected Officers. The Elected Officers of the corporation shall be chosen by the Board of Directors and each shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.
All other officers of the corporation may be appointed by the chief executive officer, president or chief financial officer of the corporation (“Appointed Officers”) and shall serve at the pleasure of the chief executive officer and shall hold such officer titles solely for purposes of identification and business convenience. Appointed Officers shall not be considered Elected Officers unless otherwise expressly provided by the chief executive officer, president or the chief financial officer. Unless otherwise expressly provided by the chief executive officer, president or the chief financial officer and except as required by law, Appointed Officers shall not be considered (i) executive officers for any purpose, including, without limitation, for purposes of any federal securities laws and regulations, (ii) officers for purposes of any indemnification to which officers may be entitled under the certificate of formation, Article VIII of these bylaws or otherwise, or (iii) officers for purposes of Section 16 of the Exchange Act. Appointed Officers shall have authority to obligate and bind the corporation only with respect to the ordinary course of their business activities on behalf of the corporation within the parameters of their authority as specified from time to time by the chief executive officer or his designee.
Any number of offices may be held by the same person. The Board of Directors or the chief executive officer, as applicable, may determine to leave any office vacant. Election or appointment of an officer shall not of itself create contract rights.
5.2    Removal And Resignation Of Officers.
Subject to the certificate of formation, including with respect to the positions of the Founder (as defined in the certificate of formation) and the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the board, and any Appointed Officer may also be removed, either with or without cause, by the chief executive officer.
Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.
5.3    Vacancies In Offices.
Subject to the certificate of formation, including with respect to the positions of the Founder (as defined in the certificate of formation), any vacancy occurring in the office of any Elected Officer of the corporation shall be filled by the Board of Directors.
5.4    Chief Executive Officer.
The chief executive officer of the corporation (if such an officer is elected) shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. He or she shall preside at all meetings of the shareholders as set forth in Section 2.9 and, in the absence or nonexistence of the Chairman of the Board, at all meetings of the Board of Directors (if the chief executive officer serves as a director) and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws.
5.5    President.
Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chief executive officer, the president shall have general supervision, direction and control of the business and the officers (other than the chief executive officer) of the corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these bylaws.
5.6    Vice Presidents.
In the absence or disability of the chief executive officer and president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these bylaws, the chief executive officer or the president.
5.7    Secretary.
The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.
The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.
The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required to be given by law or by these bylaws. He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these bylaws.

5.8    Assistant Secretary.
An assistant secretary shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors, the chief executive officer or the Secretary may from time to time prescribe.
5.9    Chief Financial Officer.
The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.
The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president, the chief executive officer or the directors, upon request, an account of all his or her transactions as chief financial officer and of the financial condition of the corporation and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the bylaws.
5.10    Representation Of Shares Of Other Corporations.
The chief executive officer, the president, any vice president, the chief financial officer, the Secretary or any assistant secretary of the corporation or any other person authorized by the Board of Directors or the chief executive officer, the president or a vice president, is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.
5.11    Checks.
From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.
5.12    Execution Of Corporate Contracts And Instruments.
The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
5.13    Authority And Duties Of Officers.
In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board of Directors or the shareholders.
5.14    Compensation.
The compensation, if any, of officers shall be fixed, increased or decreased from time to time by the Board of Directors; provided, that the Board of Directors may by resolution delegate to a committee of the Board of Directors or any one (1) or more officers of the corporation the authority to fix such compensation.
ARTICLE VI
STOCK
6.1    Stock Certificates; No Partly Paid Shares.
The shares of the corporation shall be uncertificated, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be represented by certificates. Unless otherwise provided by resolution of the Board of Directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the corporation by any two officers of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The corporation shall not have power to issue a certificate in bearer form. The corporation may not issue the whole or any part of its shares for which only partial payment of the consideration required for the issuance of such shares has been received by the corporation.
6.2    Special Designation On Certificates.
If the corporation is authorized to issue more than one class of stock or more than one series of any class, then, with respect to any shares of the corporation that are represented by certificates, the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock;

provided, however, that, except as otherwise provided in Section 21.213 of the TBOC, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each shareholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates issued pursuant to this Article VI or otherwise required by law. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares shall be identical to those of the holders of certificates representing shares of the same class and series.
6.3    Lost, Stolen Or Destroyed Certificates.
The holder of any certificate representing any shares of the corporation must immediately notify the corporation of any loss, theft or destruction of such certificate. Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate for shares, or uncertificated shares in the place thereof, represented by a certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentations of an affidavit of lost stock certificate and of satisfactory proof of such loss, theft or destruction, and the corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
6.4    Dividends.
The Board of Directors, subject to any restrictions contained in (a) the TBOC or (b) the certificate of formation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the corporation’s capital stock.
The Board of Directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation and meeting contingencies.
6.5    Registration Of Transfers.
The Board of Directors may appoint and engage one (1) or more transfer agents to maintain the share transfer records of the corporation. No transfer of shares will be valid as against the corporation, its shareholders and creditors for any purpose, until it is entered in the share transfer records of the corporation by an entry showing from and to whom transferred. So long as the transfer of shares is not prohibited by the certificate of formation, these bylaws, applicable law or contract, upon delivery to the corporation or a transfer agent of the corporation of proper evidence of succession or assignment and authority to transfer and, if the shares are represented by a certificate, accompanied by such certificate duly endorsed for transfer, the corporation or its transfer agent will record the transaction upon the share transfer records of the corporation and, if the shares are certificated, issue a new certificate to the person entitled thereto and cancel the old certificate.
6.6    Stock Transfer Agreements.
The corporation shall have power to enter into and perform any agreement with any number of shareholders of any one (1) or more classes or series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one (1) or more classes or series owned by such shareholders in any manner not prohibited by the TBOC.
6.7    Registered Shareholders.
The corporation shall be entitled to recognize the exclusive right of a person registered on its share transfer records as the owner of shares and as the holder in fact of those shares for all purposes, including voting those shares, receiving dividends or distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, entering into agreements with respect to those shares in accordance with Texas law or giving proxies with respect to those shares. Neither the corporation nor any of its officers, directors, employees or agents shall be liable for regarding the holder of record as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares. The corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.
ARTICLE VII
MANNER OF GIVING NOTICE AND WAIVER
7.1    General.
Notices to shareholders, directors and committee members (other than notices to directors of a special meeting of the Board of Directors or committees) must be in writing and may be delivered personally or mailed by U.S. mail, postage prepaid, to the shareholders, directors or committee members, respectively, at their addresses appearing on the books and share transfer records of the corporation. Notice will be deemed to be given at the time when the same are so delivered or mailed. Notice to directors and committee members may also be given by nationally recognized overnight delivery or courier service and will be deemed given when such notice is received by the proper recipient or, if earlier, in the case of an overnight delivery or courier service, one (1) day after such notice is sent by such overnight delivery or courier service. With the consent of a shareholder, director or committee member, notice from the corporation may be given to the shareholder, director or committee member by electronic transmission. The shareholder, director or committee member may specify the form of electronic transmission to be used to communicate notice. The shareholder, director or committee member may revoke this consent by written notice to the corporation. The consent is deemed to be revoked if the corporation is unable to deliver by electronic transmission two (2) consecutive notices, and the person responsible for delivering notice on behalf of the corporation knows that delivery of these two (2) electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of consent does not invalidate a meeting or other action. Notice by electronic transmission is deemed given when the notice is (i) transmitted to a facsimile number provided by the shareholder, director or committee member for the purpose of receiving notice; (ii) transmitted to an electronic mail address provided by the shareholder, director or committee member for the purpose of receiving notice; (iii) posted on an electronic network and a message is sent to the shareholder, director or committee member at the address provided by the shareholder, director or committee member for the purpose of alerting the shareholder, director or committee member of a posting; or (iv) communicated to the shareholder, director or committee member by any other form of electronic transmission consented to by the shareholder, director or committee member. For the avoidance of doubt, this Section 7.1 does not apply to notices of special meetings of the Board or committees, in which case Section 3.7 applies, and does not apply to regular meetings of the Board or committees. Notwithstanding the foregoing, so long as the corporation is subject to the Securities and Exchange Commission’s proxy rules set forth in Regulation 14A under the Exchange Act, notice to shareholders shall be given in the manner required by such rules.
7.2    Waiver Of Notice.
Whenever notice is required to be given to shareholders, directors or other persons under any provision of the TBOC, the certificate of formation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person participates in or attends a meeting solely to object to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders or the Board of Directors, as the case may be, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of formation, these bylaws or applicable law.
7.3    Omission Of Notice To Shareholders.
Any notice required to be given to any shareholder under any provision of applicable law, the certificate of formation or these bylaws need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two (2)) payments (if sent by first class mail) of distributions or interest on securities during a twelve (12)-month period, have been mailed to that person, addressed at his or her address as shown on the share transfer records of the corporation and have been returned undeliverable. Any action or meeting taken or held without notice to such a person will have the same force and effect as if the notice had been duly given. If such a person delivers to the corporation a written notice setting forth his or her then current address, the requirement that notice be given to that person will be reinstated.
ARTICLE VIII
INDEMNIFICATION
8.1    Indemnification Of Directors And Officers.
Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the TBOC, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an appeal of such action or proceeding or any inquiry or investigation that could lead to such action or proceeding (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the corporation, or while serving as a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, partner, venturer, trustee, employee, administrator or agent of another corporation, partnership, joint venture, trust, organization or other enterprise, against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if it is determined in accordance with the TBOC that such person (i) acted in good faith, (ii) reasonably believed that such person’s conduct was in the best interests of the corporation in the case of conduct in the person’s official capacity and was not opposed to the best interests of the corporation in any other case, and (iii) in the case of a criminal Proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person failed to meet the foregoing standards. If the person is found liable to the corporation or is found liable because the person improperly received a personal benefit, the indemnification of the person under this Section 8.1 is limited to reasonable expenses actually incurred by the person in connection with the proceeding and does not include a judgment, a penalty, a fine, or an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; provided, however, such indemnification for expenses may not be made in relation to a proceeding in which the person has been found liable for: (A) willful or intentional misconduct in the performance of the person's duty to the corporation; (B) breach of the person's duty of loyalty owed to the corporation; or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. Notwithstanding the foregoing, on application by the person and after notice is provided as required by the court, the court adjudicating such Proceeding may order the corporation to indemnify the person to the extent the court determines that such person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances; however, such indemnification is limited to reasonable expenses if the person is found liable (i) to the corporation or (ii) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity. For purposes of this Section 8.1, the person is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.
8.2    Successful Defense.
To the extent that a present or former director or officer of the corporation has been wholly successful, on the merits or otherwise, in the defense of any Proceeding in which the person is a respondent because the person is or was a director or officer of the corporation, or while serving as a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, partner, venturer, trustee, employee, administrator or agent of another corporation, partnership, joint venture, trust, organization or other enterprise, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
8.3    Indemnification Of Others.
Subject to the other provisions of this Article VIII, to the extent not prohibited by the TBOC or other applicable law, the corporation shall have the power to indemnify its present or former employees, its present or former agents and those of its present or former officers who are not covered by Section 8.1 by virtue of the definition of “officer” contained in Section 8.11. The Board of Directors shall have the power to delegate the determination of whether present or former employees, agents or officers not so covered by Section 8.1 shall be indemnified to such person or persons as the Board of Directors determines.
8.4    Advance Payment Of Expenses.
To the fullest extent permitted by the TBOC, expenses (including attorneys’ fees) actually and reasonably incurred by a present officer or director of the corporation who was, is or is threatened to be made a respondent in any Proceeding shall be paid or reimbursed by the corporation in advance of the final disposition of such Proceeding without making the determination required under Section 8.1 upon receipt by the corporation of a written request therefor (together with documentation reasonably evidencing such expenses), a written affirmation by the person of the person’s good faith belief that the person has met the standard of conduct necessary for indemnification under this Article VIII and the TBOC and an undertaking by or on behalf of the person to repay such amounts if it shall be finally determined that the person has not met that standard or is not entitled to be indemnified under this Article VIII or the TBOC. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems reasonably appropriate and shall be subject to the corporation’s expense guidelines. The right to advancement of expenses shall not apply to any claim for which indemnification by the corporation is precluded pursuant to these bylaws, but shall apply to any Proceeding referenced in Section 8.5(b) or 8.5(c) prior to a determination that the person is not entitled to be indemnified by the corporation.

8.5    Limitation On Indemnification.
Subject to the requirements in Section 8.2 and the TBOC, the corporation shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):
(a)    for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise by any third party or entity other than the corporation, except with respect to any excess beyond the amount paid;
(b)    for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);
(c)    for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);
(d)    initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (i) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (iii) otherwise required to be made under Section 8.7, or (iv) otherwise required by applicable law; or
(e)    if prohibited by applicable law, including TBOC Section 8.102(b); provided, however, that if any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
8.6    Claim For Indemnification Or Expense Advancement.
If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within ninety (90) days after receipt by the corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the corporation under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.
8.7    Non-Exclusivity Of Rights.
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of formation or any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the TBOC or other applicable law.
8.8    Insurance.
The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, venturer, trustee, employee, administrator or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the TBOC.
8.9    Survival.
The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
8.10    Effect Of Repeal Or Modification.
Any amendment, alteration or repeal of any provision of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.
8.11    Certain Definitions.
For purposes of this Article VIII, references to the “corporation” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, “officer” is intended to mean an “Elected Officer” (as defined in Section 5.1) or an “Appointed Officer” (as defined in Section 5.1) who has been specifically designated as being eligible for indemnification under this Article VIII by the chief executive officer, president or the chief financial officer. For purposes of this Article VIII, references to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VIII.
ARTICLE IX
GENERAL MATTERS
9.1    Fiscal Year.
The fiscal year of the corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.
9.2    Seal.
The corporation may adopt a corporate seal, which may be altered by the Board of Directors, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced. The corporation shall not be required to use a corporate seal and the lack of a corporate seal shall not affect an otherwise valid contract or other instrument executed by the corporation.
9.3    Construction; Definitions.
Unless the context requires otherwise, the general provisions, rules of construction and definitions in the TBOC shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular and the term “person” includes a corporation, any other entity and a natural person.

9.4    Election To Be Governed By Section 21.419 Of The Texas Business Organizations Code; Derivative Proceedings.
The corporation affirmatively elects to be governed by Section 21.419 of the TBOC and any successor provision thereto. During any time that the corporation has its common stock listed on a national securities exchange (as defined in Section 1.002(55-a) of the TBOC) or has 500 or more shareholders and elects to be governed by Section 21.419 of the TBOC, the required ownership threshold for purposes of Section 21.552(a)(3) of the TBOC shall be three percent (3%) of the outstanding shares of the corporation.
9.5    Election To Be Governed By Section 21.373 Of The Texas Business Organizations Code; Shareholder Proposals.
Effective immediately upon the corporation qualifying as a “nationally listed corporation” as defined in Section 21.373(a) of the TBOC, and for so long as the corporation continues to be so qualified, the corporation affirmatively elects to be governed by Section 21.373 of the TBOC.
9.6    Restrictions on Transfer of Common Stock.
Shares of the Corporation issued prior to the Corporation’s initial public offering shall be bound by the restrictions on transfer of securities of the Corporation, and related terms and conditions, set forth in the preliminary prospectus for the Corporation’s initial public offering dated June 3, 2026, as such restrictions, terms and conditions relate to securities subject to the “180-day lock-up period”.
ARTICLE X
EXCLUSIVE FORUM AND VENUE AND ARBITRATION; JURY TRIAL WAIVER
10.1    Business Court.
(a)    Applicability. To the fullest extent permitted by law, this Section 10.1 shall apply to all disputes between (i) one or more shareholders and (ii) the Corporation and/or its directors, officers, or controlling persons, or any underwriter of securities issued by the Corporation (or controlling person of the Corporation) relating to any of the following: (1) any derivative proceeding, meaning a civil dispute brought in the right of the Corporation; (2) any action based on the governance, governing documents, or internal affairs of the Corporation, including but not limited to any internal entity claim as that term is defined in the TBOC; (3) any action based on state or federal securities or trade regulation laws; (4) any action based on the alleged act(s) or omission(s) by any person(s) in his or her capacity as a shareholder, controlling person, director, officer, or other managerial official of the Corporation; (5) any action based on the alleged breach(es) by one or more shareholders, controlling persons, directors, officers, or other managerial officials of a duty owed, in his or her capacity as such, to the Corporation or to any shareholder(s) thereof; (6) any action seeking to hold one or more shareholders, controlling persons, directors, officers, or other managerial officials of the Corporation liable for an obligation of the Corporation, other than on account of a written contract signed by the person(s)

to be held liable in a capacity other than as a shareholder or managerial official; or (7) any action arising out of the TBOC (each an “Internal Dispute”).
(b)    Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum and venue, the sole and exclusive forum and venue for Internal Disputes under this Section 10.1 shall be the Texas Business Court, Eleventh Division (the “Business Court”). The Business Court shall also be the sole and exclusive forum and venue for any claims or counterclaims over which the Business Court has supplemental jurisdiction to the fullest extent permitted by applicable Texas law.
(c)     JURY WAIVER. UNLESS THE CORPORATION CONSENTS IN WRITING TO A JURY TRIAL, THE CORPORATION AND EACH SHAREHOLDER, DIRECTOR, AND OFFICER OF THE CORPORATION HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT THAT THE CORPORATION OR SUCH PERSON MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CAUSE OF ACTION, COUNTERCLAIM, CROSS-CLAIM, OR THIRD-PARTY CLAIM ARISING OUT OF OR RELATING TO ANY INTERNAL DISPUTE PURSUANT TO THIS SECTION 10.1, AND EACH SHAREHOLDER AGREES THAT SUCH SHAREHOLDER’S HOLDING OR ACQUISITION OF SHARES OF STOCK OF THE CORPORATION OR, TO THE FULLEST EXTENT PERMITTED BY LAW, OPTIONS OR RIGHTS TO ACQUIRE SHARES OF STOCK OF THE CORPORATION FOLLOWING THE ADOPTION OF THESE BYLAWS CONSTITUTES SUCH SHAREHOLDER’S INTENTIONAL AND KNOWING WAIVER OF ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH CLAIMS.
(d)    Governing Law. The governing law of any Internal Dispute commenced pursuant to this Section 10.1, shall be the law of the State of Texas or the federal law of the United States, as applicable to the issues raised in the Internal Dispute. For avoidance of doubt, the governing law shall include all requirements imposed by applicable law, including, without limitation, pleading and discovery limitations under the Private Securities Litigation Reform Act.
(e)    Collective Proceedings. Internal Disputes subject to resolution under this Section 10.1 must be brought only as an individual action or derivative proceeding, and, to the fullest extent permitted by law, may not be brought as a class action, mass action, or other form of collective action, and may not be consolidated or joined, in whole or in part, consistent with the Texas Rules of Civil Procedure; provided, however, that the Corporation at its sole option may elect to seek consolidation or joinder of matters as consistent with the Texas Rules of Civil Procedure.
10.2    Arbitration.
(a)    Applicability. To the extent a court of competent jurisdiction determines in a final and unappealable judgment that an Internal Dispute is not subject to the sole and exclusive venue and forum or jurisdiction of the Business Court, then to the fullest extent permitted by law, this Section 10.2 shall apply to any such Internal Disputes that are not subject to the sole and exclusive venue and forum, or jurisdiction, of the Business Court (an “Other Dispute”).

(b)    Mandatory Arbitration. Other Disputes shall be exclusively and finally settled by arbitration under the Expedited Procedure Provisions of the Rules (the “Arbitration Rules”) of the International Chamber of Commerce (“ICC”), pursuant to Article 30 thereof, or as those rules may be periodically updated, irrespective of the amount in dispute.
(c)    Governing Law. Arbitration pursuant to this Section 10.2 shall be governed by the Texas Arbitration Act. The governing law of any Other Dispute shall be the federal law of the United States or the law of the State of Texas, as applicable to the issues raised in the Other Dispute. The governing law expressly includes all requirements imposed by applicable law, including without limitation the pleading and discovery limitations of the Private Securities Litigation Reform Act.
(d)    Collective Proceedings. Other Disputes must be brought only as an individual action or a derivative proceeding (with derivative proceedings being separately subject to the requirements and limitations stated in Section 9.4), and, to the fullest extent permitted by law, may not be brought as a class action, mass action, or other form of collective action, and may not be consolidated or joined, in whole or in part, consistent with the Arbitration Rules; provided, however, that the Corporation at its sole option may elect to seek consolidation or joinder of matters as consistent with the Arbitration Rules.
(e)    Tribunal. The tribunal shall consist of one arbitrator (if the claim is $5,000,000 or less) or three arbitrators (if the claim exceeds $5,000,000). If the arbitration is conducted by three arbitrators, within 30 days after delivery of the request for arbitration, one arbitrator shall be appointed by each of (i) the shareholder(s) and (ii) the Corporation. In the event a party fails to appoint an arbitrator within this time period, the ICC shall appoint such arbitrator. The two arbitrators appointed in accordance with the above provisions shall appoint the third arbitrator within 30 days of their appointment. If the first two appointed arbitrators fail to appoint a third arbitrator within this time period, the third arbitrator shall be appointed by the ICC. The third arbitrator shall serve as a chair of the tribunal.
(f)    Location. The place of arbitration shall be Houston, Texas.
(g)    Arbitration Fees. Except as provided below, the Corporation shall pay the fees of the ICC (including the initial administrative filing fee) and the arbitrator(s).
(i)    Claims Arising from the Same or Similar Conduct. If more than three claims arising from the same or similar conduct, transaction, or occurrence are submitted to arbitration pursuant to this Section 10.2 within any three-year period, all but the first-filed claim shall be stayed pending final resolution of that first-filed claim. In such circumstance, the Corporation and each shareholder asserting such a claim shall bear equal shares of the ICC fees and arbitrator(s) fees. Provided, however, that if any shareholder party or parties are ultimately successful on all of their claims, the Corporation shall reimburse the successful shareholder party or parties for the ICC fees and arbitrator(s) fees paid by such shareholder party or parties in accordance with this Section 10.2(g)(i). Following resolution of the first-filed claim, the Corporation and each shareholder asserting a claim that was stayed shall negotiate in good faith to resolve their disputes with the benefit of the resolution of the first-filed claim. For purposes of this section, resolution of the first-filed claim shall mean either the date that a final, unappealable judgment is entered confirming or vacating any final award, or the effective date of any agreement to resolve such claim informally. If, despite such good faith negotiations, the Corporation and any such shareholder shall be unable to resolve their disputes, the arbitration initiated by such shareholder may proceed at the request of either party not less than 90 days after resolution of the first-filed claim.
(ii)    Claims Asserted by the Same Shareholder. If more than three claims are submitted by the same shareholder(s) within any three-year period pursuant to this Section 10.2, then the Corporation shall pay the ICC fees and arbitrator(s) fees associated with the first three claims only. Provided, however, that if any shareholder party or parties are ultimately successful on all of their claims, the Corporation shall reimburse the successful shareholder party or parties for the ICC fees and arbitrator(s) fees paid by such shareholder party or parties in accordance with this Section 10.2(g)(ii).
(iii)    Frivolous Claims. If any claim submitted to arbitration pursuant to this Section 10.2 is determined by the tribunal to be frivolous, without reasonable cause, or for an improper purpose such as bad faith or vexatious litigation, the Corporation shall be entitled to recover its reasonable attorney’s fees and costs incurred in defending against such claim, including any ICC fees and arbitrator(s) fees.
(h)    Language. The language of the arbitration shall be English.
(i)    Agreement to Arbitrate. This Article constitutes an express agreement to arbitration by each shareholder, the Corporation, its directors, its officers and its controlling persons, and each underwriter of securities issued by the Corporation (if any). In accordance with Texas law’s treatment of bylaws as a contract between shareholders and the Corporation, this agreement shall be treated as a written agreement to arbitrate all Other Disputes.
(j)    Preliminary Legal Determinations. Each person to whom this Section 10.2 applies hereby waives, to the fullest extent permitted by law, any right under the laws of any jurisdiction to apply to any court of law or other judicial authority to determine any preliminary point of law.
(k)    Tribunal’s Authority. The tribunal’s authority is subject to the same limits as the authority of a judge in a Texas court of law. The tribunal does not have authority to issue an award which (i) exceeds the tribunal’s authority under the Texas Arbitration Act; (ii) contains a reversible error of state or federal law, including as to the admissibility of evidence, or a clearly erroneous finding of fact; or (iii) applies a cause of action or provides a remedy not expressly provided for under applicable Texas or federal law. The tribunal’s application of the pleading and discovery limitations imposed by the Private Securities Litigation Reform Act is mandatory for applicable claims and shall not constitute a refusal to hear evidence pertinent and/or material to the controversy under Texas or federal law.
(l)    Arbitral Hearing. In any arbitral hearing, the tribunal shall apply the Texas Rules of Evidence, the hearing shall be stenographically recorded, and the tribunal shall issue a reasoned decision, which will state the findings of fact and conclusions of law the tribunal relied upon to support the decision rendered.
(m)    Scope of Judicial Review. Pursuant to the Texas Arbitration Act, the scope of judicial review of the tribunal’s award pursuant to this Section 10.2 includes the ordinary grounds for vacatur, modification, and correction imposed by the Texas Civil Practice & Remedies Code §§ 171.088 and 171.091, and is expanded beyond what is otherwise available under the Texas Civil Practice & Remedies Code to include review of whether the award: (i) contains a reversible error of state or federal law, including as to the admissibility of evidence, or a clearly erroneous finding of fact; or (ii) applies a cause of action or provides a remedy not expressly provided for under applicable Texas or federal law. The tribunal’s award and the findings of fact and conclusions of law shall be reviewed by the Business Court, or other reviewing court as provided below in Section 10.2(n), or any applicable court of appeals in the manner and to the same extent as an appeal from an order or judgment entered by a Texas court in a civil action.
(n)    Forum of Judicial Review. Any action seeking to confirm, vacate, modify, correct, or otherwise challenge the tribunal’s award shall be brought in the Business Court. To the extent a court of competent jurisdiction determines in a final and unappealable judgment that such action is not subject to the sole and exclusive venue and forum or jurisdiction of the Business Court, the sole and exclusive forum and venue for such action shall be the United States District Court for the Southern District of Texas, Houston Division (the “Federal Court”), or if a court of competent jurisdiction determines in a final and unappealable judgment that the Federal Court lacks jurisdiction over any such Other Dispute, the sole and exclusive forum and venue for such Other Dispute shall be the state district courts of Harris County, Texas. In any such action, the parties shall file all court filings under seal, to the fullest extent allowed by applicable law.
(o)    Alternative Forum. Solely to the extent a court of competent jurisdiction determines in a final and unappealable judgment that this Section 10.2 is unenforceable either in whole or in part, the sole and exclusive forum and venue for such Other Disputes which are determined not to be subject to mandatory arbitration by reason of unenforceability shall be the Federal Court, or if a court of competent jurisdiction determines in a final and unappealable judgment that the Federal Court lacks jurisdiction over any such Other Dispute, the sole and exclusive forum and venue for such Other Dispute shall be the state district courts of Harris County, Texas.
10.3    Benefit of the Corporation. The Corporation shall be entitled to enforce this Article X for its own benefit, and that of its directors, officers, and controlling persons.
10.4    Specific Performance. Damages alone may not be an adequate remedy for any breach of this Article X, so in the event of a breach or anticipated breach, the remedies of injunction and/or an order for specific performance shall be available to the non-breaching party.
10.5    Severability. Any term or provision of this Article X that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
10.6    References. References in this Article X to: (a) “Corporation” shall be read to include each and any of the Corporation’s subsidiaries from time to time; (b) “director” shall be read to include each and any director of the Corporation from time to time in his or her capacity as such or as employee of the Corporation and shall include any former director of the Corporation; (c) “officer” shall be read to include each and any officer of the Corporation from time to time in his or her capacity as such or as employee of the Corporation and shall include any former officer of the Corporation; and (d) “controlling person” shall be read in accordance with Chapter 25A of the Texas Government Code and to include any individual or entity who directly or indirectly controls a governing person, officer, or organization.
ARTICLE XI
AMENDMENTS
The Board of Directors is expressly authorized and empowered to alter, amend and repeal these bylaws or adopt new bylaws. Notwithstanding any provision of the certificate of formation, the bylaws of the corporation or any provision of law that might otherwise permit a lesser vote, the affirmative vote of a majority of the voting power of the outstanding shares of capital stock of the corporation entitled to vote thereon, voting together as a single class, shall be required for the shareholders of the corporation to amend, alter, change or repeal any provision of these bylaws.